                                                            Registration No. 333

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           AMENDMENT NO. 2 TO FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             Cayenne Software, Inc.
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               (Exact name of issuer as specified in its charter)
         Massachusetts                                          04-2784044
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(State or other jurisdiction of                              (I.R.S Employer
incorporation of organization)                              Identification No.)

8 New England Executive Park, Burlington, MA                      01803
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(Address of principal executive offices)                       (Zip Code)


                             Cayenne Software, Inc.
                        1992 Employee Stock Purchase Plan
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                            (Full title of the Plan)


                            Peter J. Boni, President
                             Cayenne Software, Inc.
                          8 New England Executive Park
                              Burlington, MA 01803
                                 (617) 273-9003
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                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                         John D. Patterson, Jr., Esquire
                               Foley, Hoag & Eliot
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

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                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------

   Title of                          Proposed          Proposed
  securities          Amount          maximum           maximum          Amount of
     to be             to be      offering price      aggregate         registration
  registered        registered       per share      offering price          fee

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
 Common Stock         100,000            $3.2938          $329,375           $113.58
(par value $.01)      shares
-------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

     This registration statement and any amendments hereto relate to the prior registration statements of the Company on Form S-8, registration numbers 33-45766, 33-53298, 33-71964, 33-87314 and 33-80873.

                             CAYENNE SOFTWARE, INC.
                          8 New England Executive Park
                              Burlington, MA 01803
                                 (617) 273-9003


     This registration statement covers 100,000 additional shares of Cayenne Software, Inc. (the "Company") Common Stock, $.01 par value, offered or to be offered to participants under the 1992 Employee Stock Purchase Plan (the "1992 Purchase Plan") from time to time at prices determined with reference to the market value of such Common Stock.

     The contents of the Company's registration statements on Form S-8, registration numbers 33-45766, 33-53298, 33-71964, 33-87314 and 33-80873 are
incorporated herein by reference.

     The amendment to increase the number of shares of Common Stock issuable under the 1992 Purchase Plan from 300,000 to 400,000 was approved by the Company's Board of Directors on September 11, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, The Commonwealth of Massachusetts, on June 12, 1997.


                                              CAYENNE SOFTWARE, INC.



                                              By: /S/Frederick H. Phillips
                                              ------------------------------
                                                  Frederick H. Phillips
                                                  Vice President, Finance and
                                                  Administration, Treasurer
                                                  and Chief Financial and
                                                  Accounting Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                     Title                         Date
           ---------                     -----                         ----
/S/Peter J. Boni                 President, Chief Executive        June 12, 1997
--------------------------       Officer and Director
Peter J. Boni                    (Principal Executive
                                 Officer)


/S/Frederick H. Phillips         Vice President, Finance and       June 12, 1997
--------------------------       Administration, Treasurer
Frederick H. Phillips            and Chief Financial and
                                 Accounting Officer


/S/Charles W. Bachman            Chairman of the Board of          June 12, 1997
--------------------------       Directors
Charles W. Bachman

/S/John J. Alexander             Director                          June 12, 1997
--------------------------
John J. Alexander


/S/R. John Fletcher              Director                          June 12, 1997
--------------------------
R. John Fletcher


/S/William H.D. Goddard          Director                          June 12, 1997
--------------------------
William H.D. Goddard


/S/Roland D. Pampel              Director                          June 12, 1997
--------------------------
Roland D. Pampel


/S/Allyn C. Woodward, Jr.        Director                          June 12, 1997
--------------------------
Allyn C. Woodward, Jr.